EXHIBIT 10.9

                              EMCO HIGH VOLTAGE CO.
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                            POWER SUPPLY MANUFACTURER
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                         SALES REPRESENTATIVE AGREEMENT
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This  agreement  made  this  sixth  day  of July, 1988, by and between EMCO HIGH
VOLTAGE CO., having it's principal office at 11126 Ridge Road, Sutter Creek, CA., 95685, and ENERTEC INTERNATIONAL, with it's principal office located at 53 Herzl St., Netanya 42390, Israel, shall continue in force until termination by either party, by giving not less than 30 days written notice to the other.

EMCO appoints Enertec as it's sales representative for it's high voltage power supply line in the country of Israel. Enertec will be paid 15% of the "net invoice" price on all products booked by Enertec, shipped into this area, unless a previous written agreement accepted by both parties is made to reduce the commission rate in specific competitive situations.

Commissions will be paid to Enertec by the 15th of the month following the month in which customer's payment is made.

All  orders  are  subject  to  acceptance  or  rejection  by  EMCO.

Upon notification of termination of this agreement for any reason, Enertec shall be entitled to full commission, when due, on orders submitted to EMCO prior to, or after receipt of notice of termination, but prior to the effective date of termination.

This agreement contains the entire understanding of the parties, shall supersede any other oral or written agreements, and may not be modified in any other way without the written consent of both parties.


EMCO  HIGH  VOLTAGE  CO.          ENERTEC  INTERNATIONAL

BY:  /s/  R.  McCoy             BY:  /s/  Harry  Mund
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TITLE:  Mkt.  Mgr.              TITLE:  Mgr.
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DATE:  7-6-88                   DATE:
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                11126 RIDGE ROAD  SUTTER CREEK, CALIFORNIA 95685
                            TELEPHONE (209) 223-EMCO


                                                                            E-75
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